UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2019

Cypress Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36260	61-1721523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5727 S. Lewis Avenue, Suite 300

Tulsa, Oklahoma 74105

(Address of principal executive offices and zip code)

(918) 748-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2019, Cypress Energy Partners, L.P. (the “Partnership”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) by and between the Partnership and B. Riley FBR, Inc. (the “Agent”). Pursuant to the terms of the Sales Agreement, the Partnership may sell from time to time to or through the Agent, as sales agent or principal, the Partnership’s common units representing limited partner interests (“Common Units”). The sales, if any, of the Common Units through the Agent as sales agent under the Sales Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Partnership may also sell Common Units to the Agent as principal at a price agreed upon at the time of sale.

Under the terms of the Sales Agreement, the Partnership will pay the Agent a commission equal to 3.0% of the gross proceeds from each sale of Common Units that are issued and sold through the Agent as Sales Agent. In addition, the Partnership has agreed to pay certain expenses incurred by the Agent in connection with the offering.

The offering has been registered under the Securities Act pursuant to the Partnership’s shelf registration statement on Form S-3, as amended (Registration No. 333-230380), as supplemented by the Prospectus Supplement dated April 5, 2019, relating to the sale of the Common Units (the “Prospectus Supplement”).

The Sales Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Partnership and the Agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Partnership expects to use the net proceeds from any sale under the Sales Agreement of the Common Units for general partnership purposes, which may include, among other things, repayment of indebtedness, financing of future acquisitions and capital expenditures and additions to working capital.

The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Sales Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Partnership or any of its subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

The foregoing description and the description contained in the Prospectus Supplement are not complete and are qualified in their entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Legal opinions relating to the Common Units are included as Exhibits 5.1 and 8.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated as of April 5, 2019, by and between Cypress Energy Partners, L.P. and B. Riley FBR, Inc.

5.1	Opinion of Latham & Watkins LLP regarding the validity of the Common Units.

8.1	Opinion of Latham & Watkins LLP relating to tax matters.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Energy Partners, L.P.

	By:	Cypress Energy Partners GP, LLC, its general partner

Dated: April 5, 2019	By:	/s/ Richard M. Carson
Name: Richard M. Carson
Title: Senior Vice President and General Counsel